DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 1 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
                                                                                          EO2-003
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Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
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

1.    Purpose:

      To document the Standards of Business Conduct for all Employees of Donnkenny.

2.    Scope:

      All locations

3.    Definitions:

      Audit Committee: A committee of the Company's Board of Directors consisting of persons who are independent from the Company in that they are not employees of the Company nor do they perform any work or services for the Company other than as a member of the Company's Board of Directors and certain committees of the Board. Among the responsibilities of the Audit Committee is to oversee the management of the financial affairs of the Company.

      Donnkenny (the Company): Donnkenny, Inc., Donnkenny Apparel, Inc., and all of their affiliates, subsidiaries and divisions.

      Outside Counsel: Harvey Horowitz 212-696-4848 or hjhorowitz@mintzandgold.com

      Ombudsman: Designated Company representative available to all Employees for conflict or dispute resolution.

4.    References:

      Policy/Procedure #EO2-001 - Equal Employment Opportunity
      Policy/Procedure #EO2-002 - Policy Against Harassment
      Policy/Procedure #EO2-003.1 - Transactions in Company Securities

5.    Policy Statement

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INTRODUCTION

Donnkenny (the "Company") has a firmly established policy of conducting its affairs in compliance with all applicable laws and regulations and observing the highest standards of business conduct. Integrity, honesty, forthrightness and fairness are of primary importance in all business relationships involving the Company. The Company expects each employee to perform his or her duties in such a manner as to preserve the Company's good name and reputation. The Company intends that the spirit, as well as the letter, of these Standards of Business
Conduct shall be followed by every employee.

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DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 2 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
                                                                                          EO2-003
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Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
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5.    Policy Statement (continued)

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INTRODUCTION (continued)

These Standards have been adopted by the Board of Directors of the Company and shall apply to the Company, its subsidiaries and divisions and their directors, officers and employees. Accordingly, references to the Company shall include its subsidiaries and divisions. These Standards are not intended to be all encompassing. Situations may arise that are not expressly covered or where the proper course of action is unclear. When in doubt, consider applying the "T.V.
Test": i.e., how comfortable would you be if details of your action were announced on the evening news? Employees should consult with their supervisors if any questions as to the interpretation of these Standards arise. Any employee may bring problems to the attention of higher management for review. The Company has also established the position of Ombudsman who will be available to all employees, on a confidential basis, to discuss issues or questions about Company policy or directions given by superiors. In addition, the Audit Committee of the Company will accept confidential, anonymous concerns from Employees relating to questionable accounting or auditing matters. Instructions on how to contact an Ombudsman or the Audit Committee are contained on Page 4 of these Standards. The
Company may modify or supplement these Standards from time to time, as it deems appropriate.

Disclosure of unethical conduct is paramount to the implementation of these Standards of Business Conduct. Thus, any employee of the Company having information or knowledge regarding a violation, or potential violation, of these Standards shall immediately report the same to his or her supervisor. If an employee has reason to believe that it would be inappropriate to report the relevant information to his or her supervisor, then the information should be reported to another high-level authority within the Company or discussed with the Company Ombudsman or Audit Committee, if related to financial, accounting or auditing matters. Retaliation or reprisal of any kind against an employee who reports a violation (or, in good faith, potential violation) of these Standards is strictly prohibited.

The Company may regard any employee's acts in violations of these Standards to be outside the course and scope of that employee's employment. Any employee who shall be found to have violated these Standards may be subject to immediate disciplinary action, including reassignment, demotion or, when appropriate, dismissal. In addition, employee adherence to these Standards of Business
Conduct will be an element of each employee's annual personnel evaluation. As such, it will affect decisions concerning compensation, promotion and retention.
Legal proceedings may also be commenced against such individual to recover the amount of any improper expenditure, any other losses which the Company may have incurred or other appropriate relief. Violators may also be prosecuted by public officials under applicable criminal statutes.

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DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 3 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
                                                                                          EO2-003
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Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
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

5.    Policy Statement (continued)

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CORPORATE ASSETS AND INFORMATION

Company Funds and Property

Employees of the Company are responsible and accountable for the proper expenditure of funds and use of Company assets under their control, including all funds and assets entrusted to the Company's custody by customers and others.
The Company's assets are to be used only for proper business purposes both during and following employment with the Company. Examples of improper uses include unauthorized taking or use of corporate property or other resources, and the disbursement of corporate funds, directly or indirectly, for any form of payment that is illegal or otherwise not in accordance with Company policy.
Unless authorized by appropriate Company executives, the sale, loan or gift of Company assets to Company employees, customers or suppliers is prohibited.

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Corporate Records and Accounting Books, Data, Records and Reports

Donnkenny is committed to compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices.

All Company books, data, records and reports must be accurate, truthful, fairly reflect the underlying transactions and prepared in a proper manner. These include everyday documents such as expense reports and accounting entries, as well as cost estimates, contract proposals and other presentations to management, customer and the public as well as reports and documents the Company is required to file with governmental agencies. It is essential that those who rely on these books, records and reports -- managers, creditors, customers, auditors and other decisionmakers -- have truthful and accurate information. The integrity of the Company's accounting, technical, personnel, financial and other records is based on their validity, accuracy and completeness.

Anyone preparing the type of information described above must be diligent in assuring its integrity and anyone representing or certifying the accuracy of such information should make an inquiry or review adequate information to establish a good faith belief in the accuracy of the information. Custodians of the Company's books, data, records and reports must be sure that such information is released, whether internally or outside the Company, only if adequately protected and then only for authorized purposes

Employees are encouraged to raise concerns they have regarding any suspected violations of these Standards. Supervisory employees, as part of their roles and responsibilities, are required to report any suspected violations and it is the Company's position that any other employee has a responsibility to report suspected violations, even if such reporting is done anonymously.

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DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 4 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
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Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
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5.    Policy Statement (continued)

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Corporate Records and Accounting Books, Data, Records and Reports (continued)

The Audit Committee of the Company, which is independent of Company management, is responsible for investigating and responding to employee concerns over financial, accounting or auditing matters. Employees may report their concerns directly to any member of the Audit Committee by phone, mail or email. Employees are not required to identify themselves when making a complaint - anonymous complaints will be accepted. The following individuals are members of the Audit
Committee:

        Sheridan C. Biggs                          Robert Schwartz
        P.O. Box 160                               2 Myton Lane
        Quaker Street, New York 12141              Menands, New York 12204
        Phone/Fax: 518-875-6852                    Phone: 516-463-8878
        Email: Azurevista@worldnet.att.net         Fax: 518-786-6558
                                                   Email: rschwartz@shggroup.com

        Richard C. Rusthoven
        7519 Calle Facil
        Sarasota, Florida 34238
        Phone: 941-922-5488
        Fax: 941-924-2159
        Email: kylechad@worldnet.att.net

It is the Company's policy to promptly investigate all reports. Appropriate corrective action will be taken if warranted by the investigation. All reports will be kept confidential to the extent possible and consistent with the need to conduct an adequate investigation. Retaliation against employees who raise concerns will not be tolerated by the Company, whether such retaliation is by any officer, employee or agent of the Company or by any contractor or subcontractor of the Company.

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Confidential and Proprietary Information

The Company's employees are responsible for protecting the Company's confidential and proprietary information. No employee shall disclose confidential or proprietary information to a third party without proper authorization or use such information for his or her own personal benefit, or in any manner inconsistent with the Company's interest.

Confidential information includes, without limitation, information or data relating to the Company's planning, business strategy, projects, existing or potential customers, competitors or suppliers, financial results or operations, or any other information that is not generally known to the public. This prohibition also applies to the confidential information of the Company's customers, suppliers and other parties with whom the Company does business.
Additionally, employees shall have an absolute responsibility to safeguard all confidential information related to personnel records. Such information includes, but is not limited to salary and related compensation information, performance appraisals and health and personal information.

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DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 5 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
                                                                                          EO2-003
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Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
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

5.    Policy Statement (continued)

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Confidential and Proprietary Information (continued)

Proprietary information includes, without limitation, information relating to trade secrets, patents, research studies and results, manufacturing techniques and marketing strategies. It includes records, practices, letters, plans, drawings, software and data stored on electronic or magnetic media. Proprietary information also includes inventions and other information employees may create or develop which relate to the Company's business. Proprietary information is a Company asset. Employees are required to report the creation or development of proprietary information to permit the Company to take the necessary steps to protect its assets. Improper disclosure or use could destroy the value of such information to the Company, substantially weaken the Company's competitive position and subject it to substantial liability to any third-party licensor of such information. Access to confidential and proprietary information must be limited to authorized persons with a need to know that particular information.
Unauthorized disclosure even to other Company employees, for example, in non-job related discussions, is prohibited. Employees should take care not to: (1)
discuss Company matters in public places where discussion can be overheard; (2) read Company documents where others can see them; or (3) discard Company documents where they can be retrieved. Employees should also be aware of the insecure nature of conversations conducted on car, airplane, mobile and cellular telephones, and act accordingly.

At the conclusion of employment with the Company, employees are required to return all Company documents, records and other property in their possession, including those that contain confidential or proprietary information. After leaving the Company, former employees have a continuing obligation to safeguard confidential and proprietary information, including keeping it confidential and avoiding its unauthorized use.

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Insider Trading

Because of the position of the Company as a public company whose stock is traded by members of the public, special care must be taken with respect to information concerning the Company. If an employee has material non-public information relating to the Company, he or she may not buy or sell securities of the Company or engage in any other action or take advantage of, or pass on to others that information. Examples include undisclosed earnings, sales or profitability data, impending announcements of acquisitions or investments, and significant project or product developments. "Material non-public information" is defined as any information, favorable or unfavorable, that (a) has not been widely disseminated to the public generally, (b) could affect the market price of a specific security and (c) a reasonable investor would attach importance to in deciding whether to buy, sell or retain such security. Information should be considered
"non-public" until a reasonable time after it has been disseminated widely to the general public through press releases, news ticker or newspaper items, or quarterly or annual reports.

In addition, "securities" are defined very broadly under the federal securities laws and include any stock, note, bond debenture (or other debt instrument), certificate of interest or participation in any profit-sharing agreement, investment contract, voting-trust certificate of deposit, warrant, or any put, call, straddle or option or privilege on any security, or in general, any instrument commonly known as security.

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DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 6 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
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Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
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

5.    Policy Statement (continued)

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Insider Trading (continued)

The prohibition on insider trading also applies to information relating to any other company, including any customer, competitor, or supplier of the Company.
These restrictions also apply to an employee's family members and others living in his or her household, and any other person with whom the employee may share material, non-public information. Employees are expected to be responsible for the compliance of their immediate family and personal household. To that end, employees must not disclose ("tip") material non-public information (obtained through employment with the Company or otherwise) to anyone, inside or outside the Company (including family or household members or friends), except to those who need to know such information in order to the Company to properly and effectively carry out its business. Transactions that may appear to be necessary or justifiable for personal, independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper transaction must be avoided.

Moreover, employees must not engage in speculative transactions in the securities of the Company, including as follows:

Short Sales: The sale of a security by an investor who has borrowed the security for this purpose. The short seller borrows the security with the intention of later "covering" the short sale -- that is, the investor will return to the lender (brokerage house), at a later date, an identical security that the investor will purchase in the market. The purpose of a short sale is to take advantage of the anticipation of the stock price going down.

Buying or selling of options (puts or calls): A contract that permits the owner, depending on the option held, to purchase or sell an asset is a put. Depending on how an investor uses options, the risk is quite high.

Any employee who buys or sells securities of the Company should be aware that if the transactions become the subject of scrutiny, they will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any such transaction, an individual should carefully consider how regulators and others might view the transaction. In the United States, as a general rule, it is considered safe for employees to buy or sell securities of the company that employs them on or after the third business day after the release to the general public of the company's quarterly or annual reports. However, the rules differ from jurisdiction to jurisdiction and are subject to change. Accordingly, any employee in possession of confidential information wishing to trade in Company securities should consult the Company's Outside Counsel beforehand.

Refer to Policy/Procedure #EO2-003.1 - Transactions in Company Securities for important information about Quiet Periods and required Notification and Reporting.

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DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 7 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
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Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
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

5.    Policy Statement (continued)

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Legal Disputes and Governmental Inquiries

Employees involved with a Company lawsuit or other legal dispute may not discuss it with outsiders or other Company employees without prior approval of the Company's Outside Counsel. Failure to follow these restrictions could constitute a break of the attorney-client privilege and result in the loss of confidential information. Additionally, any employee who is contacted by any regulatory or law enforcement authority seeking Company information should promptly contact his or her supervisor who shall immediately bring the matter to the attention of the Company's Outside Counsel. No employee should respond to any inquiry regarding the Company without first consulting the Company's Outside Counsel.

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CONFLICTS OF INTEREST

Conflicts of Interest

Although Company employees are generally free to engage in personal financial business transactions, there are certain limitations. All employees have a duty to avoid situations where their loyalties may be divided between the Company's interests and their own interests. Employees should avoid even the appearance of such a conflict of interest. In the event a possible conflict does arise, its nature and extent must be fully disclosed immediately to the employee's supervisor and/or the Outside Counsel.

While it is impossible to outline every situation that may give rise to a conflict of interest or the appearance of impropriety, the following are some examples:

1. No employee may have a financial interest or stock ownership in, or obligation to, a competitor, customer, or supplier of the Company, where the interest or obligation might cause divided loyalty or even the appearance of divided loyalty.

2. No employee may perform services as an employee, independent contractor, advisor or consultant for any competitor of the Company. No employee may perform such services for a customer or supplier of the Company without the written approval of the Company's Outside Counsel.

3. No employee may serve as a director of any competitor of the Company. No employee may serve as a director of any customer or supplier of the Company without the written approval of the Company's Outside Counsel.

4. No employee may accept a position with another company if doing so would impair the employee's ability to fulfill his or her obligations to the Company.

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DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 8 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
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Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
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

5.    Policy Statement (continued)

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Conflicts of Interest (continued)

6. No employee may seek or accept elected or appointed public office, which would put an employee in a position of dealing with the Company or competitors of the Company in such employee's elected or appointed capacity, unless he or she has received written authorization from the Company's Outside Counsel.

7. No employee may deprive the Company of a business opportunity, or divert a business opportunity to such employee's own benefit.

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Dealing with Government Officials

Employees who have dealings with governmental officials shall conform to the following standards.

1. All employees who contact public officials must be familiar with the applicable lobbying laws and public disclosure requirements, particularly those laws or regulations that pertain to registrations or filings that must be made by the Company.

2. No payment shall be made to, or for the benefit of, any public official in order to induce or entice such official to enact, defeat or violate any law or regulation for the Company's benefit; to influence any official act; or to obtain any favorable action by a governmental agency or official on behalf of the Company.

3. Social amenities, entertainment and other courtesies may be extended to government officials or employees only to the extent appropriate and reasonable under applicable laws and customs. Gifts of greater than nominal value to, or lavish entertainment of, public officials are prohibited. No gifts in the form of cash, stock or other similar consideration shall be given, regardless of amount. Any gift about which an employee is uncertain should not be made without the written approval of the Company's Outside Counsel. Any expenses incurred by a Company employee in connection with the matters discussed herein shall be accurately recorded on the Company's books and records.

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DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 9 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
                                                                                          EO2-003
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Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
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

5.    Policy Statement (continued)

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Business Hospitality

Business entertainment (including meals and transportation for non-business purposes), gratuities and gifts, whether offered by Company employees or their families to third parties or extended to Company employees or their families by third parties, are permitted, provided the entertainment, meal or non-business transportation provided is not lavish or excessive and the gift or gratuity given is of nominal value and does not consist of cash or cash equivalents (e.g.
gift certificates). Neither should exceed the bounds of good taste or customary business standards in the community. Even business travel when provided or extended should not appear to be a resort excursion or junket. Care should be exercised to ensure that any business entertainment or gift cannot reasonably be construed by the recipient as a bribe or improper inducement. The nature of the transactions should be such that their public disclosure would not be embarrassing to the Company, employee giving the gift or the recipient. All funds expended for business entertainment and gifts must be documented accurately and reflected in the books and records of the Company. Under any circumstances, gifts having a value of $100.00 or more require approval by an officer of the Company before being extended or accepted.

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Prohibited Payments

Bribery and Kickbacks: Our business is built on integrity in dealing with suppliers, customers and business agents. To that end, no employee of the Company shall directly or indirectly offer, give, solicit or accept any money, privilege, special benefit, gift, or other item of value for the purpose of obtaining, retaining, or directing business or bestowing or receiving any kind of special or favored treatment for the Company. The Company does not permit or condone the use or receipt of bribes, kickbacks, or any other illegal or improper payments or transfers in the transaction of its business. The use of any outside consultant, attorney, accountant, or agent in any manner or for any purpose that would be contrary to this prohibition will not be permitted.

Business Dealings Outside the United States: The Foreign Corrupt Practices Act
(the "Act") prohibits a U. S. citizen from engaging in certain types of activities while conducting business outside the United States. In accordance with the provisions of the Act, no director, officer, employee, or agent of the Company shall give or offer to give, directly or indirectly, anything of value to any foreign official (including an official of any political party or candidate for any political office) for the purpose of (i) influencing any act or decision of the recipient in his official capacity; (ii) inducing the recipient to use his influence to affect any act or decision of any foreign government; or (iii) inducing the recipient to do or omit to do any act in violation of the lawful duty of such person. The Act provides that an individual may be fined up to $100,000 and imprisoned for up to five years for violations of the Act.

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DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 10 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
                                                                                          EO2-003
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Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
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

5.    Policy Statement (continued)

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Prohibited Payments (continued)

Business Dealings Outside the United States (continued) - In addition, the
Company is subject to substantial monetary penalties for violations of the Act by its employees or agents and is prohibited from directly or indirectly paying the monetary fines imposed on individual violators of the law. Small facilitating payments may be made to foreign officials whose duties are essentially clerical in nature in order to secure or expedite the performance of certain non-discretionary "routine" governmental actions such as obtaining permits or processing visas. The Company discourages, but does not categorically prohibit, facilitating payments provided they are permitted under United States law and are not made in order to influence a foreign official or other person to make a decision that the individual is not required to make, such as any decision whether, or on what terms to award new business to or to continue business with a particular party.

It may also be permissible to reimburse or pay the reasonable and bona fide travel, lodging, food or similar expenses of a foreign official provided that
(i) the payment is not contrary to United States or applicable foreign law; or
(ii) the payment is for expenses that related directly to the promotion, demonstration, or explanation of the Company's products or services, or to the execution or performance of a Company contract with a foreign government or agency.

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Political Contributions - No corporate funds or services shall be paid or furnished to any political party of any candidate for, or incumbent in, any public office except as permitted by law and as approved by the Company's
Outside Counsel.

The prohibitions and limitations on political contributions outlined above relate only to the use of corporate funds and services and are not intended to discourage employees from making personal contributions to candidates or political parties of their choice. Personal involvement in political activity is permitted as long as the activity does not interfere with or impair the performance of the employee's duties for the Company. In addition, any employee who becomes involved with a political group must make it clear that his or her activities are being conducted purely in a personal capacity and not on behalf of or in connection with the Company.

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DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 11 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
                                                                                          EO2-003
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Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
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

5.    Policy Statement (continued)

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EQUAL EMPLOYMENT OPPORTUNITY AND UNLAWFUL HARASSMENT

Donnkenny has a longstanding policy of ensuring an environment that respects the dignity and worth of each individual and is free from all forms of unlawful employment discrimination, including sexual harassment and harassment because of race, color, gender, age, religion, national origin, sexual orientation, creed, physical or mental handicap, citizenship status or status as a Vietnam Era Veteran or qualified disabled veteran or any other characteristic in accordance with all applicable Federal, State and local laws.

The Company maintains a strong policy of equal employment opportunity for all employees and applicants for employment. This policy applies to all employment decisions, including but not limited to recruitment, hiring, placement, promotion, upgrading, demotion, downgrading, termination, layoff, recall, transfer, leaves of absence, compensation and training and apprenticeship and other terms and conditions of employment. The Company makes such decisions on the basis of individual competence and potential without regard for race, color, religion, gender (sex), national origin, age, creed, physical or mental handicap, sexual orientation, citizenship status or status as a Vietnam Era Veteran or qualified disabled veteran in accordance with all applicable Federal, State and local laws.

The Company is committed to adhering to and enforcing its obligations under applicable non-discrimination laws including the Americans with Disabilities Act ("ADA"). All managers and employees are expected to help implement the Company's goals with regard to equal employment opportunity. Disabled employees and job applicants who want to request reasonable accommodations from the Company are encouraged to consult with their supervisors or Human Resources Department. In addition, employees and job applicants who feel that they have been discriminated against because of disability should register a complaint with the Head of the Human Resources Department, or with the appropriate supervisory executive.

The Company opposes harassment of others on the basis of sex, sexual orientation, age, race, color, national origin, religion, marital status, citizenship, disability and other characteristics protected by applicable laws. Harassment includes, for example, making derogatory remarks about such characteristics, using negative epithets, making "jokes" about ethnic or other groups.

It is the policy of the Company to provide a non-discriminatory work environment free of intimidation and harassment. All employees are expected to cooperate in maintaining this work environment. Not only must supervisors conduct themselves in a manner consistent with this policy, they are also responsible for establishing and maintaining a work environment free of unlawful discrimination.

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

DONNKENNY APPAREL, INC.                                    Policies & Procedures

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PART I                                        Section 2                                   Policy/         Page 12 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
                                                                                          EO2-003
-------------------------------------------------------------------------------------------------------------------------
Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
-------------------------------------------------------------------------------------------------------------------------

5.    Policy Statement (continued)

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EQUAL EMPLOYMENT OPPORTUNITY AND UNLAWFUL HARASSMENT (continued)

Any form of unlawful harassment, whether verbal or physical, will not be tolerated by the Company at any level. Sexual harassment includes unwelcome sexual advances, requests for sexual favors or other verbal or physical conduct of a sexual nature when: (1) submission to such conduct is made, either explicitly or implicitly, a term or condition of an individual's employment; (2) submission to or rejection of such conduct by an individual is used as the basis of employment decisions affecting such individual; or (3) such conduct has the purpose or effect of substantially interfering with the affected person's work performance or creating an intimidating, hostile or offensive work environment.

It is the Company's policy to investigate and remedy any incidents of harassment. In order to accomplish this, however, harassment must be brought to the attention of the Company. Accordingly, employees who feel aggrieved because of harassment have an obligation to communicate their problems immediately. An employee who feel he or she has been harassed should immediately notify the Head of the Human Resources Department, or any member of management with whom he or she feels comfortable discussing the situation. All complaints will be treated as confidentially as possible

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SAFETY OF THE WORKPLACE AND ENVIRONMENTAL PROTECTION

The Company requires each employee to perform his or her work in a safe manner so as not to cause harm to themselves or to others. The Company similarly insists that work conducted under its leadership or supervision be performed safely. Work performed individually or under Company leadership must also comply with applicable environmental standards and regulations, which regulate, among other things, the emission of pollutants into the atmosphere and surface and underground waters and the handling and disposal of wastes.

Working or supervising work with hazardous equipment or materials, or under hazardous conditions, requires knowledge of and compliance with all applicable occupational safety and health standards, information requirements and government regulations. Any employee having any questions about these standards, requirements or regulations should consult with his or her supervisor.

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

DONNKENNY APPAREL, INC.                                    Policies & Procedures

-------------------------------------------------------------------------------------------------------------------------
PART I                                        Section 2                                   Policy/         Page 13 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
                                                                                          EO2-003
-------------------------------------------------------------------------------------------------------------------------
Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
-------------------------------------------------------------------------------------------------------------------------

5.    Policy Statement (continued)

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RELATIONSHIPS WITH COMPETITORS AND OTHER TRADE PRACTICES

Relationship with Competitors

Employees of the Company must be aware that there are laws protecting and promoting proper competition, including laws protecting competitors' proprietary and other sensitive information; such laws apply in many of the countries in which the Company does business. Company employees and consultants, especially any person having direct contact with competitors, have a clear responsibility to know and obey these laws.

Proprietary and Sensitive Information

The Company will not acquire another company's trade secrets or other proprietary information by improper means, or permit the unauthorized use of a third party's patents, copyrights or trademarks. The acquisition of trade secrets or other proprietary information by other than authorized means may subject individuals and the Company to criminal or civil liability. Additionally, means such as reverse engineering may be prohibited by contractual arrangements or may violate certain patent or other proprietary rights. Any employee who comes into possession of confidential or proprietary information from or regarding another company should immediately consult with the Outside Counsel.

Fair Competition

The Company will compete fairly for business respecting the rights of other parties. This includes respect for the legitimate business relationships of competitors with the Company's prospective customers. If, as a result of our wrongful act, a customer breaches a contract or terminates a business relationship with a competitor, the Company and its employees may be liable for damages.

Price Fixing

Any kind of joint action taken by two or more companies which directly or indirectly influences the price of the products or services they sell in competition with one another is price fixing. Such an agreement is illegal whether or not the parties have arrived at a specific price or even a range of prices.

Customer Allocation, Dividing Territories, or Limiting Production

Any agreement between competitors not to compete by allocating customer or potential customers is illegal, whether the allocation is by territory, by specific customer, or by customer classification. Agreements to limit production or avoid production innovation are also illegal.

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

DONNKENNY APPAREL, INC.                                    Policies & Procedures

-------------------------------------------------------------------------------------------------------------------------
PART I                                        Section 2                                   Policy/         Page 14 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
                                                                                          EO2-003
-------------------------------------------------------------------------------------------------------------------------
Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
-------------------------------------------------------------------------------------------------------------------------

5.    Policy Statement (continued)

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Restrictive Internal Trade Practices

United States law prohibits U. S. corporations and their foreign operations from complying with restrictive practices, including governmental boycotts, instituted by foreign countries against other countries or against U. S. organizations or persons. Violations by a company can result in significant monetary penalties and suspension of export privileges. Individuals who violate the regulations face the possibility of imprisonment. These laws require companies to immediately report any such requests to the U. S. Government. To ensure compliance with United States and applicable foreign laws, employees must report promptly to management any request received for compliance with international restrictive trade practices.

--------------------------------------------------------------------------------

OFFICE OF OMBUDSMAN

The Company has established the office of Company Ombudsman. If for any reason an employee has questions which he or she does not feel comfortable discussing with other employees or supervisors concerning employment, directions given by a supervisor or co-worker, or questions of propriety or legality of conduct, such individual should contact the Company Ombudsman. The Ombudsman is available to discuss the employee's concern, and to provide information about the Company's procedures. All discussions with the Ombudsman will be kept confidential. The role of the Ombudsman is to work with the employee to try to find a way of resolving the problem or concern of the employee, if possible, in a manner acceptable to the individual and in keeping with the policies and standards contained in this Code. The Ombudsman's objective will be to offer the employee options for handling, and at the individual's request, help in solving the problem or concern. The Ombudsman may be contacted privately, in writing or even on an anonymous basis. The name(s) of the Company Ombudsman will be posted along with other employee notices, in the place designated for such purpose in each Company location. The persons designated to serve as Ombudsman as of this date are:

Jonathan Matheny                     Lynn Golubchik                   Harvey Horowitz, Esq.
Corporate Controller                 VP HR & Admin                    Director, Donnkenny
276-228-6181, Ext. 203               212-790-3964                     212-696-4848
jmatheny@donnkenny.com               lgolubchik@donnkenny.com         hjhorowitz@mintzandgold.com

Mitchell Todd                        Bonnie Singer
Manager Inbound Distribution         Production Manager
843-783-0770                         609-387-1999, Ext. 128
mtodd@donnkenny.com                  msinger@donnkenny.com

Refer to Page 4 - Section on Corporate Records and Accounting Books, Data, Records and Reports for information on reporting concerns over financial, accounting or auditing matters to the Audit Committee.

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

DONNKENNY APPAREL, INC.                                    Policies & Procedures

-------------------------------------------------------------------------------------------------------------------------
PART I                                        Section 2                                   Policy/         Page 15 of 15
EMPLOYEE ORIENTATION                          Employment Policies                         Procedure #:
                                                                                          EO2-003
-------------------------------------------------------------------------------------------------------------------------
Subject:                                      Prepared by:                                Revision        Effective
Standards of Business Conduct                 Lynn Golubchik                              No. 5           Date:
                                                                                                          January 2004
-------------------------------------------------------------------------------------------------------------------------

5.    Policy Statement (continued

--------------------------------------------------------------------------------

ACKNOWLEDGMENT AND UNDERSTANDING

Because of the importance of this policy, it is the Company's intent to distribute a copy to all Employees, upon hire and once each year, and confirm their acknowledgment and understanding (Form #HR-009 - Acknowledgment and Understanding - Standards of Business Conduct).

--------------------------------------------------------------------------------

6.    Records/Reports or Forms:

      Form HR-009 - Acknowledgment & Understanding - Standards of Business
      Conduct